UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 2, 2007
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On March 2, 2007 Mercantile Bancorp, Inc. entered into a Consulting Agreement with Dan S. Dugan, Chairman of the Board and former President and Chief Executive Officer. The services to be provided by Mr. Dugan shall be in the area of management, operations and customer relations for the Company and its banks. The agreement shall commence on March 2, 2007 and shall continue until February 29, 2008 unless terminated by Mr. Dugan’s death or disability rendering him unable to provide the consulting services, or until earlier terminated by Company for cause. Mr. Dugan will be paid $75,000 in twelve monthly installments. A copy of the agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to attached form of agreement.
Item 9.01 Exhibits
     (c) Exhibits:

Exhibit Number	Description

10.1	Consulting Agreement between Mercantile Bancorp, Inc. and Dan S. Dugan dated March 2, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Ted T. Awerkamp
	Name:	Ted T. Awerkamp
	Title:	President, and Chief Executive Officer

Date: March 2, 2007

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